U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 12, 2001



                                FUELNATION INC.
        (Exact name of small business issuer as specified in its charter)



    Florida                        1-12350                       65-0827283
 State or other             Commission File Number         (IRS Employer ID No.)
jurisdiction of
 incorporation)



                       1700 North Dixie Highway, Suite 125
                               Boca Raton, Florida
                    (Address of principal executive offices)

                                      33432
                                   (Zip Code)

                                 (561) 391-5883
                           (Issuer's Telephone Number)

Item 6.  Resignation of Registrant's Directors

     Effective December 12, 2001, FuelNation Inc. (the "Company") received a letter of resignation from James L. Wilson, who resigned his position as a director of the Company. Mr. Wilson submitted a letter to the Company, citing the fact that the Company was in the process of obtaining the majority consent of its shareholders to undertake a "reverse split" of its issued and outstanding common stock, whereby the Company intends to issue one share of its common stock for every 30 shares of common stock issued and outstanding as of the proposed record date of such reverse stock split. Mr. Wilson's letter stated that he was not comfortable having this action authorized without the Company calling a special meeting of shareholders to authorize such action.

     The Company believes that, by obtaining the majority consent of its shareholders to adopt the reverse split, it is complying with the laws of the State of Florida, the Company's state of incorporation. The Company will obtain the written consent of the holders of a majority of the Company's issued and outstanding common stock to implement this reverse split. If and when the Company does obtain the approval of this reverse stock split from the holders of a majority of the issued and outstanding common stock, the approval of this measure would have been assured had the Company called a special meeting of shareholders. Additionally, because of the Company's limited capital, management believes that it is in the best interests of the Company and its shareholders to undertake this action in the manner outlined herein, in order to avoid incurring additional costs. The actions recommended by Mr. Wilson only incur substantial costs and expenses for the Company.

     The Company intends to file an Information Statement with the Commission and disseminate the same to its shareholders once the measure is formally adopted.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits

         17.1 Letter of Resignation of James L. Wilson as a director of the Company.



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



                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FUELNATION INC.
                                        (Registrant)

                                        Dated: December 14, 2001



                                        By: s/Christopher R. Salmonson
                                           ------------------------------
                                           Christopher R. Salmonson,
                                           Chairman of the Board, Chief
                                           Executive Officer and President


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


Exhibit 17.1





BOARD OF DIRECTORS
c/o Christopher R. Salmonson, Chairman of the Board, and C.E.O.
FUEL NATION INC.
1700 North Federal Highway, Suite 125
Boca Raton, Florida  33432
Telephone: 561-391-5883, Fax: 4618


Subject:        James L Wilson, Resignation of Directorship
                FUEL NATION INC. (the Company)

Gentlemen:

Please be advised that effectively immediately, I hereby resign as DIRECTOR of the Company. It has come to my attention that the Company intends to perform a 1-share for 30-share reverse split of its shares of common stock, by the authority of a Unanimous Consent of the Board of Directors, in lieu of a Special Meeting of the Shareholders. I am not at all comfortable, as a DIRECTOR, authorizing this action without a properly conducted Special Meeting of the Shareholders, which is customary for this significant action by the Company. Therefore effectively immediately, I hereby resign as DIRECTOR of the Company.


Sincerely,



s/James L. Wilson
----------------------------
James L Wilson
Date: December 12, 2001, 1:00pm


cc:      Henry H. Yusem
         Robert Simmons


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